SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

July 15, 2010

Dear Shareholders:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Emerging Markets Fund (formerly, Gartmore NVIT Emerging Markets Fund) and NVIT Developing Markets Fund (formerly, Gartmore NVIT Developing Markets Fund) (the “Funds”), each a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Baring International Investment Limited (“Barings”) to serve as the new subadviser to each Fund. At the same time, the Board approved the termination of Gartmore Global Partners (“Gartmore”), as subadviser to the Funds.  These changes became effective on May 3, 2010.  The Trust has received an exemptive order from the Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.

The Board approved the replacement of Gartmore with Barings upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Funds.  This recommendation was based on several factors, including:

•	NFA’s dissatisfaction with the performance of the Funds’ assets managed by Gartmore;
•	Barings’ investment process, experience and performance with identifying “unrecognized growth” opportunities in emerging markets;
•	Barings’ particular use of fundamental research elements in support of its investment process; and
•	Barings’ investment personnel who would be managing the Funds.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Funds in the future.

Sincerely,

                                                                               /s/Eric E. Miller
                                                                                Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Emerging Markets Fund (formerly, Gartmore NVIT Emerging Markets Fund) and NVIT Developing Markets Fund (formerly, Gartmore NVIT Developing Markets Fund) (each a “Fund” and collectively, the “Funds”).  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected a Fund as an underlying investment option within their variable contract will receive this Information Statement.  This Information Statement will be sent to Contract Owners on or about July 26, 2010. The Information Statement is also available online at www.nationwide.com/mutualfunds.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Funds’ investment adviser, to hire new subadvisers which are unaffiliated with NFA, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Funds send to their respective shareholders (or, in this case, the Contract Owners who have selected the Funds as underlying investment options) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

Each Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Funds, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Funds and supervises the Funds’ daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Funds with high quality investment management services consistent with each Fund’s investment objective.  NFA is responsible for the overall monitoring of the Funds’ subadviser(s).

Effective May 3, 2010, Baring International Investment Limited (“Barings”) began serving as subadviser to each Fund, replacing Gartmore Global Partners (“Gartmore”). As a result of this change, the assets of the Funds previously subadvised by Gartmore are now subadvised by Barings.

Barings is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board.  Barings is paid by NFA from the fees NFA receives from the Funds.  In accordance with procedures adopted by the Board, the subadviser of the Funds may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Barings, located at 155 Bishopsgate, London, England, United Kingdom, as the new subadviser to the Funds.  Barings began serving as the Funds’ subadviser on May 3, 2010, following action taken by the Board on March 11, 2010 to approve Barings as subadviser to the Funds.  The decision by the Board to approve Barings as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Funds’ subadvisers, NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, NFA reviewed the recent performance of the Funds and the allocation of each Fund’s assets to the subadviser.   NFA determined that the assets managed by Gartmore had lagged its benchmark, the MSCI Emerging Markets Index, and recommended that the Board replace Gartmore as subadviser to the Funds.

NFA employed a subadviser selection process that was driven by certain qualitative and quantitative criteria, including performance record, investment strategies, strength and depth of management.  For those potential subadvisers that met the performance requirements, a number of other factors were applied, including whether the potential subadviser was able to manage a significant amount of additional assets before reaching its maximum capacity in the applicable emerging markets equity universe.  Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative and quantitative measures.

Barings

Of the potential subadvisers that were evaluated, NFA found Barings to be the most qualified  and appropriate candidate to subadvise the Funds considering the results of a detailed due diligence process as well as the Funds’ investment objectives and strategies .  Using an approach that combines thematic country allocation with bottom-up stock selection, Barings employs a “growth at a reasonable price” investment philosophy that focuses on companies with unrecognized growth and earnings surprise. Its investment process is driven by fundamental research and analysis of stocks, sectors and countries. Barings seeks what it believes to be under-recognized growth companies that are expected to deliver positive earnings. Proprietary research has led Barings to identify growth, liquidity, currency, management and valuation at both the country and company level as the key drivers of performance in emerging markets. The portfolio managers identify preferred  weightings for countries based on country analysis, and identify preferred selection and weighting of the securities owned based on stock rating for individual companies that are established by the stock analysts.  Barings bases decisions to sell securities on one or a mix of conditions, including, but not limited to, the meeting of long-term price targets, the failure to meet fundamental expectations, or a determination that such securities are no longer consistent with the subadviser’s view of the economic or investment cycle.

James Syme and Paul Wimborne lead Barings’ Global Emerging Equity Team and are primarily responsible for making investment decisions for the Funds.

Mr. Syme joined Barings in 2006 and is the head of Barings’ Global Emerging Markets Team. Prior to joining Barings, Mr. Syme was a portfolio manager for nine years at SG Asset Management in London, England, and was Head of the Global Emerging Markets Team for three years.  Before joining SG Asset Management, Mr. Syme spent three years as an emerging markets portfolio manager at Henderson Investors.

Mr. Wimborne joined Barings as a portfolio manager in 2006.  Prior to joining Barings, Mr. Wimborne was a portfolio manager at Insight Investments where he ran the Global Emerging Markets Fund for over three years.  He was also responsible for stock selection and portfolio construction for the Asian Equity portfolios. Prior to working at Insight, Mr. Wimborne worked in the Global Equities team at Rothschild Asset Management covering the Latin American region.

Based on the foregoing considerations, NFA recommended to the Board that Barings be approved as subadviser to the Funds.

BOARD CONSIDERATIONS

At a Board meeting held in-person on March 11, 2010, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent

Trustees”), discussed and unanimously approved the termination of Gartmore as subadviser to the Funds and the hiring of Barings as subadviser to the Funds.  The Trustees were provided with detailed materials relating to Barings in advance of and at the meeting.  The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the replacement of Gartmore with Barings and the possible effect on the Funds.  The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by Barings, as Subadviser.

The Board reviewed Gartmore’s performance record for the 1-, 3-, and 5-year periods, noting that returns had lagged the Funds’ benchmark, the MSCI Emerging Markets Index. The Board reviewed Barings’ investment strategy for emerging market equity products as well as Barings’ process and performance record with respect to emerging market equity portfolios. The Board also examined and considered the experience of the investment personnel of Barings that would be managing the Funds.

Investment Performance.  The Board evaluated each Fund’s investment performance and considered the performance of the portfolio managers who were expected to manage the Funds on behalf of Barings.  The Board also reviewed the comparative performance of each Fund based on data provided by Lipper.  The Trustees concluded that the historical investment performance record of the portfolio managers who were expected to manage the Funds on behalf of Barings, in combination with various other factors, supported a decision to approve the subadvisory agreement.

Fee Level.  The Board considered the Funds’ overall fee level and noted that the overall expenses of the Funds would remain the same under the subadvisory agreement, as Barings’ fees are paid out of the advisory fee that NFA receives from the Funds. The Board concluded that the subadvisory fees to be paid to Barings were fair and reasonable in relation to the services and benefits provided to the Funds.

Economies of Scale.  The Board noted that each Fund’s current advisory and subadvisory fee schedules include breakpoints that are intended to result in fee reductions to shareholders over time as assets increase.

Profitability; Fall-Out Benefits.  The Board considered the factor of profitability to Barings as a result of the subadvisory relationship with the Funds.  In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to Barings as a result of its relationship with the Funds.  However, since Barings’ subadvisory relationship is new with respect to the Funds, it was not possible to accurately assess either factor at this time.

Terms of the Subadvisory Agreement.  The Board reviewed the terms of the subadvisory agreement and noted that the non-compensatory terms are substantially similar in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.  The Board concluded that the terms were fair and reasonable.

Conclusion.  Based on this information, the Board, including all of the Independent Trustees, concluded that the nature, extent and quality of the subadvisory services to be provided by Barings were appropriate for each Fund in light of its respective investment objective.  The totality of multiple factors taken together, instead of any single factor, informed the Board’s decision.  The Board concluded that the approval of the subadvisory agreement was in the best interests of the Funds and their shareholders and unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Barings, dated May 1, 2010 (the “Agreement”), was approved by the Board on March 11, 2010.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Funds’ shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement has an initial term that expires on May 1, 2011 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Funds, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60-day written notice by NFA, the Trust on behalf of a Fund, a majority of the outstanding voting securities of the applicable Fund, or Barings. The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to Barings (as a percentage of each Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Funds would remain the same under the Agreement, as Barings’ fee is paid out of the advisory fee that NFA receives from the Funds.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Funds’ assets to Barings and for overseeing and reviewing the performance of Barings.  Barings is required to manage the Funds in accordance with the Funds’ investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, Barings is authorized to purchase and sell securities on behalf of the Funds through brokers or dealers Barings selects and to negotiate commissions to be paid on such transactions.  In doing so, Barings is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement, Barings and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Funds or the Funds’ shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement or violation of applicable law.

Barings is required, under the Agreement, to indemnify NFA, the Trust, the Funds and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Barings’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances.  The Agreement also contains provisions pursuant to which NFA is required to indemnify Barings for any liability and expenses which may be sustained by Barings unless they were the result of Barings’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements.  The Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that Barings establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Barings to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Funds, subject to certain prohibitions on consultations between Barings and other subadvisers to funds affiliated with the Funds.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT BARINGS

Barings is located at 155 Bishopsgate, London, England, United Kingdom.  The following table sets forth the name and principal occupation of the principal executive officer and each director of Barings.  The address of each person listed below is 155 Bishopsgate, London, England, United Kingdom.

Name	Title
David J. Brennan	Chairman and Chief Executive Officer
George Henry Harvey	Director
Paul Savage	Director
Christopher Gerald Biggins	Director, Chief Compliance Officer
Marino Valensise	Director
Sandra Ngozi Okoro	Director

Barings is a direct subsidiary of Baring Asset Management Limited, and an indirect wholly owned subsidiary of Massachusetts Mutual Life Insurance Company.  Barings and its affiliates provide asset management services in developed and emerging equity and bond markets on behalf of institutional, retail and private clients worldwide.

MORE ABOUT FEES AND EXPENSES

The Funds pay NFA an investment advisory fee at an effective annual rate (as a percentage of each Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2009, the Funds paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Funds’ investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 10, 2010.  The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Funds; (ii) has overall supervisory responsibility for the general management and investment of the Funds’ assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Funds’ business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Funds, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Funds, or by NFA, in each case, upon not more than 60-day written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of April 30, 2010, the Funds had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of April 30, 2010, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Funds.

As of April 30, 2010, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Funds.

Although Contract Owners are not being asked to vote on the approval of Barings as subadviser to the Funds, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Funds requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Funds’ shareholders and to Contract Owners who have selected the Funds as an underlying mutual fund option.  Shares of the Funds are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Funds as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Funds. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of the Funds for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Funds, may control the outcome of the vote.  Each share of the Funds is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Funds’ shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Funds is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Funds is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Funds’ shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Funds.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Barings, nor do any such Officers or Trustees own securities issued by Barings or have any other material direct or indirect interest in Barings.

The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/Eric E. Miller
Eric E. Miller, Secretary

July 15, 2010

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Barings (as a percentage of each Fund’s average daily net assets under Barings’ management) is set forth in the following table.

Fund Name	Subadvisory Fees
NVIT Emerging Markets Fund and NVIT Developing Markets Fund
0.55% on Aggregate Subadviser Assets* up to $250 million;

0.45% on Aggregate Subadviser Assets* of $250 million and more but less than $500 million; and

0.40% on Aggregate Subadviser Assets* of $500 million and more.

*The term “Aggregate Subadviser Assets” shall mean the aggregate amount resulting from the combination of Subadviser Assets among the NVIT Developing Markets Fund and the NVIT Emerging Markets Fund, as further combined with the NMF Subadviser Assets, if any.  “NMF Subadviser Assets” shall mean the aggregate amount resulting from that portion or all of the assets of one or more series of Nationwide Mutual Funds (a Delaware statutory trust and registered investment company for which NFA also serves as investment adviser) that NFA will allocate to, and put under the control of, Barings subject to the supervision of NFA and the Board of Trustees of Nationwide Mutual Funds, provided however that any such series operate pursuant to substantially identical investment objectives and strategies as those of the NVIT Developing Markets Fund and the NVIT Emerging Markets Fund.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

Each Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of each Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
NVIT Emerging Markets Fund and NVIT Developing Markets Fund	0.95% on assets up to $500 million; 0.90% on assets of $500 million and more but less than $2 billion; and 0.85% for assets of $2 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by each Fund to NFA for the fiscal year ended December 31, 2009. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Emerging Markets Fund	$1,770,523
NVIT Developing Markets Fund	$1,433,282

C-1

EXHIBIT D

As of April 30, 2010, each Fund had issued outstanding the shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Emerging Markets Fund	27,932,756.728
NVIT Developing Markets Fund	34,597,050.682

D-1

EXHIBIT E

As of April 30, 2010, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Funds:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the class Held by the Shareholder
NVIT Developing Markets Class II
American Skandia Life Assurance Corp. Class SAB Sues St Mail Stop 02-07-01 Newark NJ 07102	27,819,630.867	80.41%
Pruco Life Insurance Company of Arizona 213 Washington St 7FL Newark NJ 07102	3,753,713.237	10.85%
Monumental Life Insurance Company Edge Select 4333 Edgewood Rd NE Cedar Rapids IA 52499	1,864,761.162	5.39%
NVIT Emerging Markets Fund Class Y
Nationwide Life Insurance Co NWVAII PO Box 182029 Columbus OH 43218	7,277,722.277	96.95%
NVIT Emerging Markets Fund Class VI
Nationwide Life Insurance Co NWVAII PO Box 182029 Columbus OH 43218	4,839,771.151	88.34%
Nationwide Life Insurance Co NWVA7 PO Box 182029 Columbus OH 43218	543,138.765	9.91%
NVIT Emerging Markets Fund Class III
Nationwide Life Insurance Co NWVA9 PO Box 182029 Columbus OH 43218	4,761,293.717	44.29%
Nationwide Life Insurance Co NWVAII PO Box 182029 Columbus OH 43218	3,354,917.462	31.21%

E-1

Nationwide Life Insurance Co NWVALI4 PO Box 182029 Columbus OH 43218	1,344,334.734	12.50%
NVIT Emerging Markets Fund Class I
Nationwide Life Insurance Co NWVLI4 PO Box 182029 Columbus OH 43218	2,441,429.965	61.95%
Nationwide Life Insurance Co NWPP PO Box 182029 Columbus OH 43218	876,352.339	22.24%
NVIT Emerging Markets Fund Class II
Nationwide Life Insurance Co NWVAII PO Box 182029 Columbus OH 43218	184,235.119	72.19%
Nationwide Life Insurance Co NWVA7 PO Box 182029 Columbus OH 43218	70,985.290	27.81%

E-2